Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We herby consent to the incorporation in this Registration Statement on Form S-1, of our report dated May 4, 2012 of Barrier 4, Inc. (A Development Stage Company) relating to the financial statements of Barrier 4, Inc. for the period from February 17, 2012 (Inception) to March 31, 2012, and to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

June 25, 2012